Rennova Health Returns to “Stock Day” to Provide Update on Capitalization and Current Activity

WEST PALM BEACH, Fla. (July 25, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW), (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its second rural hospital in Tennessee on June 1, 2018, returns to “Stock Day” to provide an update on how recent dilution of ownership is not necessarily dilution of value, along with developing plans for future growth.

The interview began with Everett Jolly voicing shareholder concerns on dilution of ownership and asking President and CEO Seamus Lagan about working capital versus growth capital causing dilution and discussing a smaller percentage ownership versus potential increased value. Rennova has recently embarked on buying hospitals raising a need for additional capital to cover the cost of acquisition and to carry the cash need of operations through the change of ownership process.

Mr. Lagan explained that the Company had no option but to raise money to manage the business through the last two difficult years. The ambition is to continue investment in current hospital operations and buy additional hospitals in the same geographic location. The Company believes that delivery on its business plan and current growth momentum will facilitate much cheaper capital in the future as historical risk abates. The fact that the Company was able to secure the capital it did is a vote of confidence by investors in Rennova’s ability to succeed in coming years.

Rennova intends to strengthen its hospital management team in the immediate future to meet the demands of the new business and other opportunities and has recently hired a new CFO with many years’ experience working with rural hospitals. This new knowledge and expertise will be a huge benefit to Rennova in its expansion efforts.

Mr. Jolly asked Mr. Lagan about Rennova’s investment plans, referencing the recently announced new equipment acquisition, a 64-slice CT-scanner in one of the hospitals. Mr. Lagan indicated that this is only one of the investments planned with this being the first. The hospital had an old machine that directly impacted revenue because it did not provide doctors with the more comprehensive information they now require from CT scans. Mr. Lagan further commented that you have to provide the best possible service to beat the competition and that Rennova would continue to consider investments that would add to revenue.

In closing, Mr. Lagan repeated his belief that Rennova will have its second quarter financial statements filed on time.

To hear more about the items included in the Company’s financial report and future plans please follow the link below to hear the full interview.

https://upticknewswire.com/featured-interview-ceo-seamus-lagan-of-rennova-health-inc-otcqb-rnva-6/

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health, Inc.
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

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